UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

ADMA Biologics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2017. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1.	The approval of the Master Purchase and Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among the Company, the Company’s wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), Biotest Pharmaceuticals Corporation, a Delaware corporation ( “Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest, pursuant to which Buyer has agreed to acquire certain assets and assume certain liabilities constituting the therapy business of Seller. We refer to the foregoing transactions and the other transactions contemplated by the Purchase Agreement collectively as the “Transaction,” including the issuance to Seller of, as part of the consideration for the Transaction, an aggregate equity interest in the Company equal to fifty (50%), less one (1) share, of the issued and outstanding Company capital stock (calculated as of immediately following the closing of the Transaction and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) 4,295,580 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), representing twenty-five percent (25%) of the issued and outstanding Common Stock of the Company, and (y) 8,591,160 shares of non-voting common stock of the Company representing the balance of the Biotest Equity Interest, which is convertible into Common Stock of the Company upon the occurrence of certain specified events;

2.	The approval of the adoption of an amended and restated certificate of incorporation of the Company;

3.	The approval of the adoption of an amendment and restatement of the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan;

4.	The election of two (2) Class I directors to serve until the Company’s 2017 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

5.	The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and

6.	The adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals presented.

At the close of business on April 26, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 12,886,741 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of 10,557,623 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, the two directors were elected, and the other proposals submitted to stockholders were each approved.

Proposal No. 1 — Approval of the Purchase Agreement and the Transaction, including the issuance of the Biotest Equity Interest

The vote with respect to the approval of the Purchase Agreement and the Transaction, including the issuance of the Biotest Equity Interest, was as follows:

For	Against	Abstain	Broker Non-Vote
8,655,481	10,520	2,835	1,888,787

The Transaction is expected to close on or about June 5, 2017.

Proposal No. 2 — Approval of the adoption of an amended and restated certificate of incorporation of the Company

The vote with respect to the approval of the adoption of an amended and restated certificate of incorporation of the Company was as follows:

For	Against	Abstain	Broker Non-Vote
8,659,481	6,520	2,835	1,888,787

Proposal No. 3 — Approval of the adoption of an amendment and restatement of the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan

The vote with respect to the approval of the adoption of an amendment and restatement of the ADMA Biologics, Inc. 2014 Omnibus Incentive Compensation Plan was as follows:

For	Against	Abstain	Broker Non-Vote
7,956,610	708,751	3,475	1,888,787

Proposal No. 4 — Election of Class I Directors

The vote with respect to the election of Class I directors was as follows:

Nominees	For	Withheld	Broker Non-Votes
Dov A. Goldstein, M.D.	8,505,700	163,136	1,888,787
Bryant E. Fong	8,420,462	248,374	1,888,787

Proposal No. 5 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was as follows:

For	Against	Abstain
10,541,533	12,515	3,575

Proposal No. 6 — Adjournment of the Annual Meeting, if Necessary

The vote with respect to the proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals presented, was as follows:

For	Against	Abstain	Broker Non-Vote
8,641,996	23,265	3,575	1,888,787

Item 8.01.	Other Events.

On May 30, 2017, ADMA Biologics, Inc. (the “Company”), issued a press release announcing that its stockholders voted to approve the Transaction at the Annual Meeting.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	ADMA Biologics, Inc. Press Release, dated May 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2017	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Vice President and Chief Financial Officer